EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

CAPITOL BANCORP REPORTS FOURTH QUARTER RESULTS

YEAR-END 2007 HIGHLIGHTS
•	Assets Increase 21% Year-over-Year
•	Total Deposits Increase 18%
•	Eleven De Novo Bank Openings During 2007
•	Seven De Novo Applications Pending
•	Wealth Management Initiatives Launched in 35 Affiliate Banks

4TH QUARTER 2007 HIGHLIGHTS
•	Assets Reach Record $4.9 Billion
•	Strong Annualized Linked Quarter Growth in Assets (21%),
        Loans (28%) and Deposits (19%)
•	Five De Novo Bank Openings During the Quarter

LANSING, Mich. and PHOENIX, Ariz.: January 31, 2008: Corporate earnings for 2007 were $21.9 million, down 48% from reported earnings for 2006 of nearly $42.4 million.  Earnings per share for the year of $1.27 decreased about 50% from the $2.57 reported in 2006.  Fourth quarter net income approximated $3.4 million ($0.20 per diluted share) compared to $11.4 million ($0.68 per diluted share) in the fourth quarter of 2006.

Solid growth brought consolidated assets to approximately $4.9 billion at December 31, 2007, a 21 percent increase over the $4.1 billion reported a year ago, due largely to the continued implementation of Capitol Bancorp’s strategic growth plan.  A 24 percent increase year-over-year, and more than 28 percent on an annualized linked-quarter basis, brought total portfolio loans to approximately $4.3 billion, when compared to the $3.5 billion reported at December 31, 2006.  Similarly, total deposits increased by 18 percent to approximately $3.8 billion, over the approximate $3.3 billion reported in 2006, a nearly 19 percent increase on an annualized linked-quarter basis.

Capitol Bancorp’s Chairman and CEO Joseph D. Reid said, “A record year in bank development brought eleven new banks into the Capitol Bancorp family.  Challenges facing all financial institutions, most acutely felt in the state of Michigan, resulted in disappointing earnings for the

Corporation.  Plans to develop a national community bank network were initiated more than ten years ago to better position the Corporation to weather future regional economic weakness, enhancing our ability to report consistent, stable core earnings for our shareholders.”

In the fourth quarter of 2007, five de novo banks located in new markets joined the Capitol Bancorp network.  Loveland Bank of Commerce opened in Loveland, Colorado, in October.  In November, Bank of Feather River, located in Yuba City, California, commenced operations.  Capitol’s entry into the state of Nebraska was signaled by the December opening of Community Bank of Lincoln.  Also in December, the first affiliate bank in Texas, Bank of Fort Bend, opened in Sugar Land (just outside of Houston), and the second, Bank of Las Colinas, opened in Irving (just outside of Dallas).  Additionally, six affiliates were added during the first nine months of 2007 in the states of California, Colorado, New York, Oregon and Washington, helping to expand Capitol Bancorp’s national network currently consisting of 61 community banks to 17 states across the country.  Seven applications are currently pending to establish community banks in the states of Arizona, Colorado, North Carolina, Ohio and Oklahoma.  Capitol Bancorp opened its first bank of 2008, Missouri-based Adams Dairy Bank, in early January.  Support for this current network of affiliate banks, as well as the substantial growth expected in the future, is provided by the Corporation’s strong capital foundation.  At December 31, 2007, Capitol Bancorp’s total capital stood in excess of $700 million, or more than 14% of the Corporation’s $4.9 billion of total assets.

Quarterly Performance
Consolidated net operating revenues increased 4 percent to $52.2 million for the fourth quarter of 2007 compared with $50.1 million for the fourth quarter of 2006.  The net interest margin was 4.17 percent, compared to 4.42 percent reported in the third quarter of 2007.  While the Corporation’s average earning assets expanded approximately 22 percent from a year ago, to more than $4.4 billion, Capitol Bancorp’s traditionally strong margin was impacted by many factors: a flat-to-inverted yield curve, intense pricing competition at a time when robust loan growth outpaced the generation of traditional core funding sources, slightly lower levels of noninterest-bearing deposit accounts, increases in nonperforming assets, and the issuance of approximately $55 million of trust preferred financing earlier in the year to support bank development.

Net income for the quarter approximated $3.4 million, a decrease from $11.4 million reported in the fourth quarter of 2006.  Weakened bank performance and related earnings contribution of the Corporation’s mature banks in its Great Lakes Region were the major reasons for the earnings decrease.  Operating expenses increased 35 percent year-over-year, a result of the addition of 11 banks during the past twelve months, and the continued support and reinforcement of business development efforts at Capitol’s existing banks and nonbank affiliates.  Historically, it is not uncommon for Capitol Bancorp to report negative operating leverage in the early stages of vibrant de novo development.  When coupled with the current margin pressures and asset quality-related demands, this dynamic can be exaggerated.  Diluted earnings per share of $0.20 decreased from $0.68 reported in the fourth quarter of 2006.  The fourth quarter provision for loan losses, which stood at $9.5 million, represents a 177% increase from 2006’s comparable period (and are more than two-times net charge-offs both for the fourth quarter and all of 2007), coupled with a 4 percent increase in the Corporation’s outstanding share count year-over-year, were also contributing factors to the decline in earnings per share.

Operating Results for 2007
Comparable to the challenges noted in the quarterly performance discussed above, modest net operating revenue growth (an increase of 6 percent to nearly $208 million when compared to the year-ago period) was offset by the costs attributable to the Corporation’s expansion initiatives.  Diluted earnings per share of $1.27 for the year decreased from the $2.57 reported for 2006.  Loan loss provisioning, which exceeded $25 million during 2007, was more than double the $12.2 million recorded in 2006 as Capitol Bancorp sought to ensure that an appropriate and conservative stance was taken with regard to reserves during these challenging and uncertain times.

Balance Sheet
The Corporation’s capital position remains strong.  At December 31, 2007, the equity-to-asset ratio was nearly 8 percent, as total assets have expanded 21 percent year-over-year.  The total capital-to-asset ratio was 14.31 percent at December 31, 2007, in line with the 14.50 percent reported a year ago as total capital resources exceeded $700 million.

Net charge-offs at 0.41 percent of average portfolio loans outstanding for the fourth quarter of 2007 decreased from the third quarter’s 0.45 percent and were up slightly from 0.38 percent in the corresponding period of 2006.  The ratio of nonperforming assets to total assets was 1.82 percent at December 31, 2007 compared to the 1.42 percent reported at the end of the third quarter and the allowance coverage ratio of nonperforming loans was 80 percent at year-end 2007.  Responding to this difficult environment, Capitol Bancorp reported a modest increase in its allowance level, which now stands at 1.35 percent of total loans.  With commercial real estate often serving as the primary source of collateral and security for most affiliate bank loans, resolution timetables for nonperforming loans can be extended due to state-specific redemption laws as well as market conditions for sale of real estate.  Our ongoing analysis of the loan portfolio resulted in increases in the allowance for loan losses and charge-offs at December 31, 2007.

“A little more than ten years ago, the Corporation’s asset base was composed entirely of Michigan-based affiliates,” said Reid.  “At year-end 2007, only 36% of the total asset base of the Corporation was domiciled in Michigan-based affiliates.  In the past year, all de novo growth has occurred outside of the state of Michigan, and four of the eleven banks launched in 2007 were in states where we previously did not have an affiliate.  Each state or new region that we enter further diversifies Capitol Bancorp’s asset base and reduces exposure to the effect of any one future regional slowdown.  The opportunities for growth through new affiliates are many; we continue to see tremendous potential in the west, particularly in Texas and the surrounding regions.  We remain committed to our strategy of national geographic diversity.  In addition, attention has been paid to increasing fee income through various revenue generation efforts, including the growth of our wealth management affiliate, Capitol Wealth, which will increasingly contribute to the enhancement of the Corporation’s consolidated earnings profile by offering a select group of products and services to the customer base at each of Capitol Bancorp’s affiliate banks.  Revenue for Capitol Wealth increased 74% from 2006 ($2.3 million) to 2007 ($4.0 million).”

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $4.9 billion national community bank development company, with a network of 61 separately chartered banks and bank operations in 17 states. It is the holder of the most individual bank charters in the country. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages and provides efficient services to its growing network of community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

###

CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Year Ended
	December 31			December 31
	2007	2006		2007	2006

Condensed statements of operations:
Interest income	$86,310	$74,978		$330,439	$279,353
Interest expense	39,924	30,896		147,162	105,586
Net interest income	46,386	44,082		183,277	173,767
Provision for loan losses	9,528	3,444		25,340	12,156
Noninterest income	5,842	6,060		24,381	21,532
Noninterest expense	47,649	35,248		176,160	137,804
Income before income taxes	1,522	14,716		24,761	57,854

Net income	$3,394	$11,382		$21,937	$42,391

Per share data:
Net income - basic	$0.20	$0.71		$1.29	$2.69
Net income - diluted	0.20	0.68		1.27	2.57
Book value at end of period	22.47	21.73		22.47	21.73
Common stock closing price at end of period	$20.12	$46.20		$20.12	$46.20
Common shares outstanding at end of period	17,317,000	16,656,000		17,317,000	16,656,000
Number of shares used to compute:
Basic earnings per share	17,109,000	15,979,000		16,967,000	15,772,000
Diluted earnings per share	17,201,000	16,768,000		17,216,000	16,481,000

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2007	2007	2007	2007	2006
Condensed statements of financial position:
Total assets	$4,901,763	$4,654,012	$4,439,279	$4,254,526	$4,065,816
Portfolio loans	4,314,701	4,030,384	3,801,773	3,620,981	3,488,678
Deposits	3,844,745	3,673,950	3,523,346	3,392,035	3,258,485
Stockholders' equity	389,145	390,466	387,917	381,992	361,879
Total capital	$701,473	$689,643	$668,067	$661,650	$589,426

Key performance ratios:
Return on average assets	0.28%	0.53%	0.58%	0.61%	1.16%
Return on average equity	3.48%	6.15%	6.54%	6.74%	13.30%
Net interest margin	4.17%	4.42%	4.53%	4.67%	4.82%
Efficiency ratio	91.23%	82.70%	82.15%	83.20%	70.30%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.35%	1.31%	1.30%	1.30%	1.30%
Total nonperforming loans / portfolio loans	1.68%	1.31%	1.10%	1.02%	0.98%
Total nonperforming assets / total assets	1.82%	1.42%	1.17%	1.08%	1.08%
Net charge-offs (annualized) / average portfolio loans	0.41%	0.45%	0.18%	0.26%	0.38%
Allowance for loan losses / nonperforming loans	80.03%	100.21%	118.28%	128.00%	132.50%

Capital ratios:
Stockholders' equity / total assets	7.94%	8.39%	8.74%	8.98%	8.90%
Total capital / total assets	14.31%	14.82%	15.05%	15.55%	14.50%

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects", "intends", "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31		Year Ended December 31
	2007	2006	2007	2006
INTEREST INCOME:
Portfolio loans (including fees)	$82,981	$70,822	$314,800	$264,701
Loans held for sale	368	730	2,133	2,740
Taxable investment securities	184	226	773	956
Federal funds sold	2,118	2,534	10,687	8,703
Other	659	666	2,046	2,253
Total interest income	86,310	74,978	330,439	279,353

INTEREST EXPENSE:
Deposits	33,205	26,504	124,160	88,629
Debt obligations and other	6,719	4,392	23,002	16,957
Total interest expense	39,924	30,896	147,162	105,586

Net interest income	46,386	44,082	183,277	173,767

PROVISION FOR LOAN LOSSES	9,528	3,444	25,340	12,156
Net interest income after provision
for loan losses	36,858	40,638	157,937	161,611

NONINTEREST INCOME:
Service charges on deposit accounts	1,263	1,101	4,787	4,318
Trust and wealth-management revenue	1,624	1,012	5,149	3,336
Fees from origination of non-portfolio
residential mortgage loans	728	1,348	4,482	5,439
Gain on sales of government-guaranteed loans	437	1,240	2,733	2,434
Realized losses on sale of investment securities
available for sale	(2)	-	(2)	-
Other	1,792	1,359	7,232	6,005
Total noninterest income	5,842	6,060	24,381	21,532

NONINTEREST EXPENSE:
Salaries and employee benefits	26,238	20,356	106,563	85,196
Occupancy	4,199	3,348	15,079	12,116
Equipment rent, depreciation and maintenance	2,551	2,233	10,022	8,389
Other	14,661	9,311	44,496	32,103
Total noninterest expense	47,649	35,248	176,160	137,804

Income (loss) before income taxes (benefit) and
minority interest	(4,949)	11,450	6,158	45,339

Income taxes (benefit)	(1,872)	3,334	2,824	15,463
Income (loss) before minority interest	(3,077)	8,116	3,334	29,876

Minority interest in net losses
of consolidated subsidiaries	6,471	3,266	18,603	12,515

NET INCOME	$3,394	$11,382	$21,937	$42,391

NET INCOME PER SHARE:
Basic	$0.20	$0.71	$1.29	$2.69

Diluted	$0.20	$0.68	$1.27	$2.57

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	December 31
	(Unaudited)
	2007	2006
ASSETS

Cash and due from banks	$196,083	$169,753
Money market and interest-bearing deposits	26,924	37,204
Federal funds sold	129,365	141,913
Cash and cash equivalents	352,372	348,870
Loans held for sale	16,419	34,593
Investment securities:
Available for sale, carried at market value	14,119	18,904
Held for long-term investment, carried at
amortized cost which approximates market value	25,478	21,749
Total investment securities	39,597	40,653
Portfolio loans:
Loans secured by real estate:
Commercial	1,917,113	1,602,743
Residential (including multi-family)	698,960	529,357
Construction, land development and other land	852,595	705,255
Total loans secured by real estate	3,468,668	2,837,355
Commercial and other business-purpose loans	768,473	602,294
Consumer	48,041	39,957
Other	29,519	9,072
Total portfolio loans	4,314,701	3,488,678
Less allowance for loan losses	(58,124)	(45,414)
Net portfolio loans	4,256,577	3,443,264
Premises and equipment	60,031	54,295
Accrued interest income	19,417	17,524
Goodwill and other intangibles	72,722	62,215
Other assets	84,628	64,402

TOTAL ASSETS	$4,901,763	$4,065,816

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$671,688	$651,253
Interest-bearing	3,173,057	2,607,232
Total deposits	3,844,745	3,258,485
Debt obligations:
Notes payable and short-term borrowings	320,384	191,154
Subordinated debentures	156,130	101,035
Total debt obligations	476,514	292,189
Accrued interest on deposits and other liabilities	35,161	26,751
Total liabilities	4,356,420	3,577,425

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	156,198	126,512

STOCKHOLDERS' EQUITY:
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2007 - 17,316,568 shares
2006 - 16,656,481 shares	272,208	249,244
Retained earnings	117,520	112,779
Undistributed common stock held by employee-
benefit trust	(586)
Market value adjustment (net of tax effect) for
investment securities available for sale (accumulated
other comprehensive income/loss)	3	(144)
Total stockholders' equity	389,145	361,879

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,901,763	$4,065,816

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2007	2006	2007	2006
Allowance for loan losses at beginning of period	$52,851	$45,174	$45,414	$40,559

Loans charged-off:
Loans secured by real estate:
Commercial	(1,963)	(1,179)	(3,102)	(2,737)
Residential (including multi-family)	(1,076)	(756)	(3,265)	(1,831)
Construction, land development and other land	(547)	(381)	(1,192)	(812)
Total loans secured by real estate	(3,586)	(2,316)	(7,559)	(5,380)
Commercial and other business-purpose loans	(1,219)	(985)	(6,257)	(2,943)
Consumer	(87)	(58)	(403)	(255)
Other	--	(73)	--	(122)
Total charge-offs	(4,892)	(3,432)	(14,219)	(8,700)
Recoveries:
Loans secured by real estate:
Commercial	2	54	70	66
Residential (including multi-family)	62	33	226	213
Construction, land development and other land	4	--	20	8
Total loans secured by real estate	68	87	316	287
Commercial and other business-purpose loans	551	109	1,101	896
Consumer	17	32	165	216
Other	1	--	7	--
Total recoveries	637	228	1,589	1,399
Net charge-offs	(4,255)	(3,204)	(12,630)	(7,301)
Additions to allowance charged to expense	9,528	3,444	25,340	12,156

Allowance for loan losses at December 31	$58,124	$45,414	$58,124	$45,414

Average total portfolio loans for period ended December 31	$4,172,669	$3,381,488	$3,840,526	$3,251,538

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.41%	0.38%	0.33%	0.22%

CAPITOL BANCORP LIMITED
Selected Supplemental Data

ASSET QUALITY (in thousands):

	December 31
	2007	2006
Nonaccrual loans:
Loans secured by real estate:
Commercial	$19,016	$8,771
Residential (including multi-family)	13,381	6,808
Construction, land development and other land	29,756	8,583
Total loans secured by real estate	62,153	24,162
Commercial and other business-purpose loans	5,782	5,349
Consumer	66	215
Other	84	--
Total nonaccrual loans	68,085	29,726

Past due (>90 days) loans:
Loans secured by real estate:
Commercial	113	1,380
Residential (including multi-family)	1,116	526
Construction, land development and other land	2,531	1,116
Total loans secured by real estate	3,760	3,022
Commercial and other business-purpose loans	714	1,375
Consumer	66	151
Other	5	--
Total past due loans	4,545	4,548

Total nonperforming loans	$72,630	$34,274

Real estate owned and other repossessed assets	16,680	9,478

Total nonperforming assets	$89,310	$43,752

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2007	2006	2007	2006

Numerator—net income for the period	$3,394	$11,382	$21,937	$42,391

Denominator:
Weighted average number of shares outstanding, excluding unvested restricted shares (denominator for basic earnings per share)	17,109	15,979	16,967	15,772

Effect of dilutive securities:
Unvested restricted shares	57	95	70	86
Stock options	35	694	179	623
Total effect of dilutive securities	92	789	249	709
Denominator for diluted earnings per share—
Weighted average number of shares and potential dilution	17,201	16,768	17,216	16,481

Number of antidilutive stock options excluded from diluted earnings per share computation	2,120	--	1,063	--

AVERAGE BALANCES (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2007	2006	2007	2006

Portfolio loans	$4,172,669	$3,381,488	$3,840,526	$3,251,538
Earning assets	4,445,084	3,654,472	4,133,488	3,519,689
Total assets	4,786,463	3,939,730	4,452,995	3,797,114
Deposits	3,774,592	3,172,965	3,540,241	3,059,500
Stockholders’ equity	390,475	342,360	383,558	327,531

Capitol Bancorp’s National Network of Community Banks

Arizona Region:
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Tucson	Tucson, Arizona
Camelback Community Bank	Phoenix, Arizona
Mesa Bank	Mesa, Arizona
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of Feather River	Yuba City, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California
Sunrise Community Bank	Palm Desert, California

Colorado Region:
Fort Collins Commerce Bank	Fort Collins, Colorado
Larimer Bank of Commerce	Fort Collins, Colorado
Loveland Bank of Commerce	Loveland, Colorado

Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Ohio Commerce Bank	Beachwood, Ohio
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan

Midwest Region:
Adams Dairy Bank	Blue Springs, Missouri
Bank of Belleville	Belleville, Illinois
Community Bank of Lincoln	Lincoln, Nebraska
Summit Bank of Kansas City	Lee’s Summit, Missouri

Nevada Region:
1st Commerce Bank	Las Vegas, Nevada
Bank of Las Vegas	Las Vegas, Nevada
Black Mountain Community Bank	Henderson, Nevada
Desert Community Bank	Las Vegas, Nevada
Red Rock Community Bank	Las Vegas, Nevada

Northeast Region:
USNY Bank	Geneva, New York

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington
Bank of Tacoma	Tacoma, Washington
High Desert Bank	Bend, Oregon
Issaquah Community Bank	Issaquah, Washington

Capitol Bancorp’s National Network of Community Banks – Continued

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta	Atlanta, Georgia

Texas Region:
Bank of Fort Bend	Sugar Land, Texas
Bank of Las Colinas	Irving, Texas